Exhibit 10.4

ASSUMPTION AND JOINDER AGREEMENT TO
TAX SHARING AGREEMENT

This ASSUMPTION AND JOINDER AGREEMENT TO TAX SHARING AGREEMENT is made and entered into as of November 12, 2024 (the “Assumption and Joinder Agreement”), by and among Charter Communications, Inc., a Delaware corporation (“Parent”), Liberty Broadband Corporation, a Delaware corporation (the “Company”), Grizzly Merger Sub 1, LLC, a Delaware limited liability company (successor to GCI Liberty, Inc., a Delaware corporation) (“Grizzly Merger Sub”), and Qurate Retail, Inc., a Delaware corporation (f/k/a Liberty Interactive Corporation) (“Qurate Retail”). Capitalized terms used but not defined herein will have the meanings ascribed thereto in the Merger Agreement (as defined below).

W I T N E S S E T H

WHEREAS, Qurate Retail and Grizzly Merger Sub are parties to the Tax Sharing Agreement, dated as of March 9, 2018 (as the same may be amended from time to time, the “Tax Sharing Agreement”);

WHEREAS, the Company became a party to the Tax Sharing Agreement pursuant to that certain Assumption and Joinder Agreement to Tax Sharing Agreement, dated as of August 6, 2020, by and among the Company, Grizzly Merger Sub and Qurate Retail (the “Company Joinder”);

WHEREAS, simultaneously with the execution of this Assumption and Joinder Agreement, Parent, Fusion Merger Sub 1, LLC, a single member Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger LLC”), Fusion Merger Sub 2, Inc., a Delaware corporation and a direct wholly owned subsidiary of Merger LLC (“Merger Sub”), and the Company are entering into the Agreement and Plan of Merger, dated as of November 12, 2024 (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving the Merger (the “Surviving Corporation”), and (ii) immediately following the Merger, the Company as the surviving corporation in the Merger and a wholly owned subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger” and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger (the “Surviving Company”); and

WHEREAS, in connection with the execution of the Merger Agreement and the transactions contemplated thereby, Parent is entering into this Assumption and Joinder Agreement, pursuant to which Parent agrees, effective only upon (and subject to the occurrence of) the closing of the Merger (the “Closing”), to be bound by and perform all of the covenants and agreements made by Grizzly Merger Sub and the Company (and the Surviving Corporation and the Surviving Company) under the Tax Sharing Agreement and the Company Joinder and to be jointly and severally liable with Grizzly Merger Sub and the Company (and the Surviving Corporation and the Surviving Company) for all of the obligations and liabilities of Grizzly Merger Sub and the Company (and the Surviving Corporation and the Surviving Company) under the Tax Sharing Agreement and the Company Joinder (collectively, the “Joint Obligations”), and Qurate Retail agrees, effective only upon (and subject to the occurrence of) the Closing, that Parent shall be entitled to exercise and enforce all of the rights of Grizzly Merger Sub and the Company (and the Surviving Corporation and the Surviving Company) under the Tax Sharing Agreement and the Company Joinder (the “Joint Rights”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties to this Assumption and Joinder Agreement hereby agree as follows:

Section 1.            Assumption and Joinder.

(a)         Parent will be, effective only as of (and subject to the occurrence of) the Closing, (i) bound by, and will perform and observe, the Joint Obligations, and (ii) jointly and severally liable with Grizzly Merger Sub and the Company (and the Surviving Corporation and the Surviving Company) for all of the Joint Obligations.

(b)         Parent, together with Grizzly Merger Sub and the Company (and the Surviving Corporation and the Surviving Company), will be, effective only as of (and subject to the occurrence of) the Closing, entitled to exercise and enforce all of the Joint Rights.

(c)         Following the date hereof, in the event of (i) any sale, assignment, transfer or other disposition (whether or not for separate consideration) of all or substantially all of the assets of Parent (on a consolidated basis) to any Person or group including, without limitation, by means of a stock dividend, stock redemption, spin-off, split-off, cancellation or elimination of any securities (including, for the avoidance of doubt, any equity) or debt issued by such Person or a member of such group, or similar transaction or event or otherwise (each Person (1) whose securities are issued in payment or exchange therefor or (2) if no securities are so issued, who holds title to such assets or whose debt or securities are so cancelled or eliminated, a “Parent Asset Successor”), in one or a series of related transactions, or (ii) any merger, consolidation, statutory share exchange, conversion of Parent from a corporation to a limited liability company or other legal entity or other business combination or similar transaction or series of related transactions affecting Parent, that results in the exchange or conversion of equity securities of Parent for or into equity securities or other consideration consisting, in whole or in part, of (x) securities issued by Parent’s successor or the surviving entity upon consummation of such transaction(s) (the “Parent Successor Entity”) or, if the successor or surviving entity in such transaction(s) is a Subsidiary of a publicly traded or privately held parent company (the “Successor Parent Company”), securities of the Successor Parent Company delivered in such transaction(s), or (y) cash or other consideration paid or payable by any Parent Successor Entity or Successor Parent Company (the applicable of the Parent Asset Successor, the Parent Successor Entity and the Successor Parent Company, the “Parent Successor”), then prior to effecting any such transaction described in clause (i) or clause (ii) (or in the case of a series of transactions, the first such transaction), Parent shall cause each Parent Successor to execute and deliver to Qurate Retail an instrument, in form and substance consistent with this Assumption and Joinder Agreement, pursuant to which such Parent Successor has agreed, effective upon the later of the Closing and the consummation of such transaction, to (i) be bound by, and perform and observe, the Joint Obligations, (ii) be jointly and severally liable with Parent, Grizzly Merger Sub and the Company (and the Surviving Company) for all of the Joint Obligations, and (iii) become a party to the Tax Sharing Agreement and be treated as a successor of Parent within the meaning of Section 8.2 of the Tax Sharing Agreement.

(d)       Following the date hereof, in the event that Parent seeks or determines to sell, assign, transfer or otherwise dispose of (including, without limitation, through a merger or other business combination involving Parent or any Parent Successor) a material portion of its assets (on a consolidated basis), as determined by Parent in good faith, then prior to the consummation of such transaction (or the first transaction of any series of related transactions), Parent shall provide Qurate Retail with information regarding the financial capacity, after giving effect to such transaction(s), of Parent to satisfy the Joint Obligations under the Tax Sharing Agreement and, to the extent reasonably requested by Qurate Retail, will provide written assumptions or other assurances reasonably necessary to evidence Parent’s ability and capacity to fulfill the Joint Obligations, in each case, to the extent permitted by applicable confidentiality obligations and law.

Section 2.          Party to Tax Sharing Agreement. Effective only as of (and subject to the occurrence of) the Closing, pursuant to this Assumption and Joinder Agreement, Parent shall be deemed a party to the Tax Sharing Agreement as though an original signatory thereto without any further action by any Person and shall be bound by, and subject to all of the terms and conditions of, the Tax Sharing Agreement.

Section 3.            Company Successors. The parties acknowledge and agree that, effective only upon (and subject to the occurrence of) the Closing, Parent, the Surviving Corporation and, following the Upstream Merger Effective Time, the Surviving Company will become successors to the Company within the meaning of Section 8.2 of the Tax Sharing Agreement, and any reference to the Company (including, for the avoidance of doubt, any reference to “Splitco”) in the Tax Sharing Agreement will include, following the Closing, Parent, the Surviving Corporation and, following the Upstream Merger Effective Time, the Surviving Company for all purposes of the Tax Sharing Agreement.

Section 4.         Notices. All notices and other communications to Parent or, following the Closing, the Surviving Corporation and, following the Upstream Merger Effective Time, the Surviving Company under the Tax Sharing Agreement shall be in writing and shall be delivered in person, by email, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), or by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered in person or by email, or when so received by facsimile or courier, or, if mailed, three (3) calendar days after the date of mailing, as follows:

Charter Communications, Inc.
400 Washington Blvd.
Stamford, CT 06902
Attention: Executive Vice President, General Counsel and Corporate Secretary
Email: Jamal.Haughton@charter.com

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 W 52nd St.
New York, NY 10019
Facsimile: (212) 403-1000
Attention: Steven A. Cohen
Steven R. Green
Email: SACohen@wlrk.com
SRGreen@wlrk.com

Section 5.           Binding Effect; Assignment. This Assumption and Joinder Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Assumption and Joinder Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, except to the extent such assignment is required pursuant to Section 1(c) of this Assumption and Joinder Agreement. Any assignment in violation of the preceding sentence shall be void and of no effect.

Section 6.           Governing Law; Jurisdiction. This Assumption and Joinder Agreement and the legal relations among the parties hereto will be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts made and performed wholly therein, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Assumption and Joinder Agreement, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Assumption and Joinder Agreement, and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Assumption and Joinder Agreement or the matters contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Assumption and Joinder Agreement (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with Section 4 and this Section 6, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Assumption and Joinder Agreement or the subject matter hereof may not be enforced in or by such courts. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4 of this Assumption and Joinder Agreement or Section 8.6 of the Tax Sharing Agreement shall be deemed effective service of process on such party. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSUMPTION AND JOINDER AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

Section 7.           Termination/Amendment. If the Merger Agreement is terminated in accordance with its terms without the Closing having occurred, effective upon such termination, this Assumption and Joinder Agreement shall automatically terminate and immediately cease to be of any further force and effect, and no party hereto will thereafter have any rights or obligations hereunder. This Assumption and Joinder Agreement may also be amended, modified or terminated by mutual consent of the parties hereto in a written instrument.

Section 8.           Counterparts. This Assumption and Joinder Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. This Assumption and Joinder Agreement may be delivered by facsimile transmission of a signed copy thereof.

Section 9.          Severability. Any provision of this Assumption and Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any provision of this Assumption and Joinder Agreement is prohibited or unenforceable in any jurisdiction, the parties shall negotiate in good faith to modify this Assumption and Joinder Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 10.         Amendments; Waivers. Any provision of this Assumption and Joinder Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law. Any consent provided under this Assumption and Joinder Agreement must be in writing, signed by the party against whom enforcement of such consent is sought.

Section 11.          Headings. The headings contained in this Assumption and Joinder Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Assumption and Joinder Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assumption and Joinder Agreement as of the day and year first above written.

LIBERTY BROADBAND CORPORATION

By:	/s/ Renee L. Wilm
Name: Renee L. Wilm
Title: Chief Legal Officer and Chief Administrative Officer

GRIZZLY MERGER SUB 1, LLC

By:	/s/ Renee L. Wilm
Name: Renee L. Wilm
Title: Chief Legal Officer and Chief Administrative Officer

QURATE RETAIL, INC.

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Senior Vice President and Assistant Secretary

CHARTER COMMUNICATIONS, INC.

By:	/s/ Jessica M. Fischer
Name: Jessica M. Fischer
Title: Chief Financial Officer

[Signature Page to Tax Sharing Agreement Joinder Agreement]